SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                    Proxy statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check to appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     Confidential, for Use of the commission Only
          (as Permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           CHINAB2BSOURCING.COM, INC.
                  (FORMERLY INTERNATIONAL SMART SOURCING, INC.)

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]       Fee  computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
          O-11.
1)        Title of each class of securities to which transaction applies:
2)        Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)        Proposed maximum aggregate value of transaction:
5)        Total fee paid:
[ ]       Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)        Amount Previously Paid:
2)        Form, Schedule or Registration Statement No.:
3)        Filing Party:
4)        Date Filed:

                           CHINAB2BSOURCING.COM, INC.
                  (FORMERLY INTERNATIONAL SMART SOURCING, INC.)
                              320 Broad Hollow Road
                              Farmingdale, NY 11735

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON August 15, 2001

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of ChinaB2Bsourcing.com, Inc. (Formerly International Smart Sourcing, Inc.) (the "Company") will be held on Wednesday, August 15 at 9:00 a.m. New York time at Koerner Silberberg & Weiner LLP 112 Madison Avenue, 3rd Floor, New York, New York, for the following purposes :

1. To elect six directors of the Company to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.


2. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to change the name of the Company from ChinaB2Bsourcing.com.Inc. to International Smart Sourcing, Inc.

3.        To  consider  and act upon any  other  matters  that may  properly  be
          brought  before  the  Annual  Meeting  and  at  any   adjournments  or
          postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on July 6, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                              By Order of the Board of Directors

                                                                   Harry Goodman
                                                                   Secretary

Farmingdale, New York
July 5, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           CHINAB2BSOURCING.COM, INC.
                  (FORMERLY INTERNATIONAL SMART SOURCING, INC.)

                              320 Broad Hollow Road
                              Farmingdale, NY 11735

                                 PROXY STATEMENT

                     FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON August 15, 2001

July 5, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ChinaB2Bsourcing.com, Inc. (Formerly International Smart Sourcing, Inc. (the "Company")for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Wednesday, August 15, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of six directors of the Company, to consider and act upon a proposal to amend the Certificate of Incorporation of the Company (the "Certificate of Incorporation") to change the name of the Company, and to act upon any other matters properly brought before them.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about July 27, 2001. The Board of Directors has fixed the close of business on July 6, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote is required to approve the amendment to the Certificate of Incorporation. Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval of the proposal to amend the Certificate of Incorporation, and will therefore have the effect of votes "against" such proposals. Broker non-votes will not be counted in determining the number of shares of Common Stock present or represented and entitled to vote to approve the amendment to the Certificate of Incorporation and will therefore not have the effect of votes either "for" or "against" such proposals. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.


Stockholders of the Company are requested to complete, sign, date, and promptly return the accompanying Proxy Card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees for director of the Company named in this Proxy Statement and FOR the proposals to approve the amendment to the Certificate of Incorporation. It is not anticipated that any matters other than the election of directors and the amendment to the Certificate of Incorporation will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not such stockholder has previously given a proxy, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The Company's 2000 Annual Report, including audited financial statements for the fiscal year ended December 29, 2000 ("Fiscal 2000"), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials.

                        PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six members. At the Annual Meeting, six directors will be elected to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Andrew Franzone, David Kassel, Harry Goodman, Bao-Wen Chen, Carl Seldin Koerner and Mitchell Solomon (each a "Nominee") to serve as directors. Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a Nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's By-laws (the "By-laws"). See "Other Matters-Stockholder Proposals" for a summary of these requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.
                                         ---

Information Regarding the Directors/Nominees

The names, ages, and a description of the business experience, principal occupation and past employment during the last five years of each of the Nominees are set forth below.

Name                               Age               Position

Andrew Franzone                    63     Chief Executive Officer and President,
                                          Director
David L. Kassel (2)                65     Chairman of the Board of Directors
Harry Goodman                      75     Vice President and Secretary, Director
Bao-Wen Chen                       33     Director
Carl Seldin Koerner (1)(2)         51     Director
Mitchell Solomon (1)(2)            41     Director

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

Andrew Franzone served as President of Electronic Hardware Corp., a wholly owned subsidiary of the Company ("EHC") from 1987 through May 2001. Mr. Franzone has also served as President of Allen Field Company, Inc.("AFC") since 1984. Mr. Franzone served as Chairman of the Board of Directors and President of Ackerman Bodnar Corp., a manufacturer of interior aircraft lighting, from 1974 through 1983.

David L. Kassel founded EHC in 1970. Mr. Kassel has served as Chairman of EHC since 1975 and President of Compact Disc Packaging Corp., a wholly owned subsidiary of the Company ("CDP") since 1995. From 1983 until 1995, he was Chairman of the Board of Directors of American Safety Closure Corp., a company engaged in the manufacturing of bottle caps. Mr. Kassel has been the Chairman and principal stockholder of AFC since 1984. Mr. Kassel has been the Chairman of Memory Protection Devices, Inc., a company engaged in the manufacturing of devices for the protection of computer memory, since 1987. Mr. Kassel has been a partner in K&G Realty Associates, a privately held real estate company, since 1978.

Harry Goodman served as Vice President of EHC since 1986. Mr. Goodman served as President of EHC from 1976 to 1986 and began working as an officer of EHC in 1970. Mr. Goodman has been a partner at K&G Realty Associates since 1978. Mr. Goodman has served as an officer of AFC since 1984. Mr. Goodman has served as an officer of Memory Protection Devices, Inc. since 1987.

Bao-Wen Chen joined the Company in 1998 as a director. Ms. Chen currently serves as the president of B.C. China Business Consulting, Inc., a partner of China Trade Limited. In 1995, Ms. Chen formed B.C. China Business Consulting,
Inc., a provider of advisory and consulting services to clients engaging in transactions between U.S. and Chinese companies, and currently serves as its president. In January 1998, Ms. Chen became a partner of China Trade Limited, a company comprised of U.S. businessmen, international attorneys and U.S. resident Chinese nationals formed to assist clients in representation and trade, sales and distribution and strategic service in transactions between U.S. and Chinese companies. Since 1992, Ms. Chen has served as Secretary General of the U.S.China Economics and Trade Promotion Council, a non-profit government trade organization providing a forum to promote economic exchange and trade between Chinese and U.S. companies.

Carl Seldin Koerner joined the Company in 1998 as a director. Mr. Koerner has been a practicing attorney since 1976 and is a managing partner in the law firm of Koerner Silberberg & Weiner, LLP. Mr. Koerner established Koerner Silberberg & Weiner, LLP, in 1986 and has served as counsel to the Company since 1976. Mr. Koerner has served as a principal of Koerner Kronenfeld Partners, LLC, a production company, since 1996 and has served on the board of directors of ASI Solutions Incorporated (NASDAQ: ASIS), a human resources outsourcing firm, since 1997.

Mitchell Solomon joined the Company in 1998 as a director. Mr. Solomon has served as President and director of Eby Electro Inc., a privately held corporation, since 1993 and serves as President and director of Aspro Technology Inc. and ECAM Technology Inc., both privately held corporations.



Board Committees

The Board of Directors of the Company has established a compensation committee (the "Compensation Committee") and an audit committee (the "Audit Committee"). The Compensation Committee, which consists of David L. Kassel and two non-employee directors, Carl Seldin Koerner and Mitchell Solomon, determines the salaries and bonuses of the Company's executive officers. The Compensation Committee also administers the Company's 1998 Stock Option and Grant Plan. Mr. Kassel, Mr. Koerner, and Mr. Solomon also serve as members of the Audit Committee. The Audit Committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company.

Meetings of the Board

During Fiscal 2000, the Board of Directors met three times. During Fiscal 2000, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

Compensation of Directors

Directors of the Company who are also employees receive no additional compensation for their service as directors. Non employee Directors of the Company receive a fee of $ 300 a month for serving on the Board of Directors and reimbursement of reasonable expenses incurred in attending meetings.

Information Regarding Executive Officers

The names, ages and positions of each of the executive officers of the Company, as well as a description of their business experience and past employment, are as set forth below:

Name                        Age           Position

Andrew Franzone             63            Chief Executive Officer and President,
                                          Director
David L. Kassel             65            Chairman of the Board of Directors
Harry Goodman               75            Vice President and Secretary, Director
David Hale                  55            Chief Operating Officer
Arthur Myers                47            Chief Financial Officer
Frank Pellegrino            54            Vice President of Engineering

For biographical information regarding Messrs. Franzone, Kassel, and Goodman, see "-Information Regarding the Directors/Nominees."

David Hale commenced his position as Chief Operating Officer in May 2001 and commenced employment at the Company in October 1999 as Director of Operations. Prior to his Employment at the Company, Hale was a two star major general in the United States Army serving as the senior U.S. officer in NATO's Allied Land Forces, Southeastern Europe command. Hale also served as deputy inspector general at the Pentagon until his retirement in 1998. Hale was the recipient of a Purple Heart and a Silver Star in Vietnam. Subsequent to his retirement, in 1999 General Hale entered a plea of guilty to seven counts of "conduct unbecoming an officer and a gentleman" and one count of making a false official statement for which he received a reprimand and a $22,000 fine.

Arthur Myers commenced his position as Chief Financial Officer of the Company in May 2001 and commenced employment at the Company in January 2001 as Vice President of Finance. Prior to his employment at the Company, Myers served as Vice Presient of Finance for Orion Telecommuncations Corp from 1999 to 2001. Myers also served as Vice President of Finance and Administration and Treasurer for Quintel Communications, Inc. & Subsidiaries from 1997 to 1999 and served as Comptroller for Sam Ash Music Corp. from 1995 to 1997.

Frank Pellegrino has served as the Vice President of Engineering of EHC since 1974.

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct. The Company's management has primary responsibility for preparing the Company's financial statements. The Audit Committee met a total of three times during the fiscal year ended December 29,

2000. The audit committee is governed by a written charter which is appended hereto as Appendix I.


         In this regard, the Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

         2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

         3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

         4.         Based on the review and discussion referred to in paragraphs
                    (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, That the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.


                                                 Audit Committee

                                                 Carl Koerner
                                                 Mitchell Solomon

Audit Firm Fee Summary

During Fiscal 2000, the Company retained Feldman, Sherb & Co., P.C. to provide services in the following categories and amounts:

Audit Fees

Feldman, Sherb & Co., P.C. billed the Company an aggregate of $55,525 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and financial statements included in each of the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended December 29, 2000.

Financial Information Systems Design and Implementation Fees

The Company did not engage Feldman, Sherb & Co., P.C. for professional services relating to financial information systems design and implementation for the fiscal year ended December 29, 2000.

All Other Fees

The Company did not engage Feldman, Sherb & Co., P.C. for professional services related to tax compliance and consulting services for the fiscal year ended December 29, 2000.


Executive Compensation

Summary Compensation Table. The following table sets forth cash compensation paid or accrued during the indicated periods by the Company's Chief Executive Officer and the Company's other executive officers whose total salary and bonus exceeded $100,000 during Fiscal 2000 (collectively, the "Named Executive Officers"). No other officers received compensation in excess of $ 100,000 in 1999.


Summary Compensation Table




                                                                                Long Term
                                                 Annual Compensation          Compensation
                                                                                  Awards
                                     --------------------------------------    ----------
                                     Fiscal       Salary         Bonus           Options          All Other
                                      Year          $              $                #          Compensation
                                    -------------------------------------------------------------------------



David Kassel                          2000      50,322[1]          --               --              7,800
     Chairman of the Board            1999     101,152             --               --              7,800
                                      1998     209,399(2)          --               --             10,400

Andrew Franzone                       2000     138,909             --               --              7,800
 Chief Executive Officer and          1999     155,507             --               --              7,800
     President                        1998      99,176             --               --              7,800


Harry Goodman                         2000      50,190[1]          --               --              7,800
     Executive Vice President         1999     100,000             --               --              7,800
     and Secretary                    1998      44,985             --               --              6,700




(1) These Officers agreed to accept the amounts indicated as payment in full for the fiscal year 2000 and agreed to waive any contrary provisions in their respective employment agreements.

(2) Includes $ 150,000 in consideration for consulting services provided by Mr. Kassel to the Company.

Option Grants.      The following table sets forth the option grants made during
Fiscal 2000 to the Named Executive Officers.



Option Grants in Fiscal 2000



                                         Individual Grants

                   -------------------------------------------------------------
                     Number of       Percent of
                     Securities     Total Options
                     Underlying      Granted to       Exercise or
                      Options       Employees in      Base Price      Expiration
                    Granted (1)      Fiscal Year       ($/Share)         Date
                   --------------- ---------------- ---------------- -----------

David Kassel             --              --               --              --
Andrew Franzone          --              --               --              --
Harry Goodman            --              --               --              --
David Hale              2,000             *(2)           5.125        04/17/2005
Frank Pellegrino        7,500            2.4             5.125        04/17/2005
Carl S. Koerner          --              --               --              --
Bao-Wen Chen          250,000           80.5             5.125        04/17/2005
Mitch Solomon            --              --               --              --


(1) These options are fully exercisable after two years from the date of the grant.
(2) Indicates that value is less than one (1%) percent.

Year-End Option Holdings. The following table sets forth the value of options held at the end of Fiscal 2000 by the Named Executive Officers. None of the Named Executive Officers exercised any options during Fiscal 2000.

Fiscal 2000 Year-End Option Values

                        Number of Securities
                       Underlying Unexercised           Value of Unexercised
                         Options at Fiscal              In-the-Money Options
                            Year-End (#)                At Fiscal Year-End ($)
                     Exercisable/Unexercisable     Exercisable/Unexercisable (1)

David Kassel                 --                              --
Andrew Franzone              --                              --
Harry Goodman                --                              --
Mitch Solomon                --                              --
Bao-Wen Chen               0/266,667                     $0/$666,668
Carl S. Koerner            0/10,000                      $0/$ 25,000
Frank Pellegrino           0/20,834                      $0/$ 52,085
David Hale                 0/2,000                       $0/$  5,000


(1) Based on $2.50 per share, the price of the last reported trade of the Common Stock on the Nasdaq SmallCap Market on December 29, 2000.

Employment Agreements

The Company entered into executive employment agreements as of March 15, 1998 with Andrew Franzone, David Kassel and Harry Goodman each an "Executive". The term of each of the employment agreements ends March 2, 2008 (the "Term"). The annual base salaries of Messrs. Franzone, Kassel and Goodman under their employment agreements are $ 125,000, $ 100,000 and $ 100,000, respectively, with annual salary adjustments equal to the greater of 5 % or the increase in the Consumer Price Index. Each Executive is entitled to fringe benefits and an annual bonus to be determined by the Compensation Committee of the Board of Directors. Each Executive can be terminated for cause (as defined in the employment agreements) with all future compensation ceasing. If the Executive dies during the Term or is unable to competently and continuously perform the duties assigned to him because of ill health or other disability (as defined in the employment agreements), the Executive or the Executive's estate or beneficiaries shall be entitled to full compensation for three years following the date thereof. If the executive is terminated without cause, the executive shall be entitled to full compensation for the remainder of the Term. If the Executive resigns, his compensation ceases as of the date of his resignation. During the period of employment and for two years thereafter the Executives are prohibited from competing with the Company; provided, however, that the Executives may provide services to other noncompeting business. In order for a restrictive covenant to be enforceable under applicable state law, the covenant must be limited in terms of scope and duration. While the Company believes that the covenants in the employment contracts are enforceable, there can be no assurance that a court will declare them enforceable under particular circumstances.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interest of Counsel

Koerner Silberberg & Weiner, LLP has been general counsel to the Company since 1986. The Company believes that the fees paid to Koerner Silberberg & Weiner, LLP are comparable to those fees that would have been paid to an unrelated third party law firm.

Leases

EHC lease its facility in Farmingdale, New York from K & G Realty Associates ("K & G"), a partnership owned by David L. Kassel and Harry Goodman, both officers and directors of the Company. The lease agreement has been extended until December 31, 2005. The annual rent is currently $ 153,000, with increases equal to the greater of the increase in the Consumer Price Index or 5 %. Pursuant to a rider of the lease agreement dated as of March 1, 1998, EHC shall pay as an additional rent, any and all real property taxes for the demised premises in excess of $ 26,000 per annum. In 2000, the taxes were approximately $34,000. The mortgage agreement between Long Island Commercial Bank and K & G dated November 28, 1995, is a 15 year self liquidating adjustable mortgage currently bearing
9.5 % interest in the original principal amount of $ 610,000. The mortgage is guaranteed by EHC. By agreement dated November 28, 1995, K & G has assigned all rents due from EHC to the Long Island Commercial Bank. The Company believes that the terms and consideration of this lease are no less favorable to the Company than a lease from a third party.



Officer Loans

Messrs. Kassel and Goodman have advanced or arranged for the advance of funds to the Company for working capital. The loans advanced of arranged for by Mr.
Kassel are represented by the following two notes (i) a demand negotiable promissory note, dated August 1, 1996, from EHC in favor of Kassel MGT Defined Benefit Plan for the principal amount of $219,483, bearing interest at a rate of 10 % per annum, payable in 60 monthly installments of approximately $4,663 per month, and (ii) a demand negotiable promissory note, dated October 16, 2000, from ChinaB2Bsourcing.com, Inc., in favor of Kassel MGT Defined Benefit Plan for the principal amount of $100,000, bearing interest at 10% per annum, payable in 60 monthly installments of approximately $2,125. Both notes are being paid in accordance with their terms.

The loans advanced by Mr. Goodman are represented by the following two notes (i) a demand negotiable promissory note, dated August 1, 1996 from EHC in favor of Mr. Goodman, for the principal amount of $175,000 bearing interest at a rate of 10% per annum and payable in 60 monthly installments of approximately $3,719 and
(ii) a demand negotiable promissory note, dated October 16, 2000, from ChinaB2Bsourcing.com, Inc., in favor of Mr. Goodman for the principal amount of $100,000, bearing interest at 10% per annum, payable in 60 monthly installments of approximately $2,125. Both notes are being paid in accordance with their terms.


Affiliated Transactions

EHC and AFC have entered into an engineering consulting and services agreement on a fee for service basis. Under such agreement, (a) EHC will have the exclusive right to manufacture or contract for the manufacturing of certain AFC products on a time and materials basis and (b) EHC will not develop products in the following lines other than for AFC: (i) point of sale display items; and
(ii) cabinet and furniture plastic hardware. The Company believes the terms and consideration of this agreement are no less favorable to the Company than agreements with similar unrelated third party companies. The President of AFC, Andrew Franzone Jr., is the son of the President and Chief Executive Officer of the Company. AFC is owned by three officer/stockholders of the Company.

The Company recorded sales during the years ended December 29, 2000 and December 31, 1999 of $809,000 and $631,000, respectively to Allen Field Company, Inc. ("AFC"). Gross Profit on such sales was approximately $235,000 and $125,000 for the years ended December 29, 2000 and December 31, 1999, respectively. Accounts receivable from AFC were $64,409 at December 29, 2000. On or about September 1,

1999 the Company converted the outstanding accounts receivable ($253,150) from AFC into a term loan with payments of $5,132.97 per month including principal and interest for 5 years starting January 1, 2000. The balance of the note receivable on December 29, 2000 was $210,256.



Ms. Bao-Wen Chen, a director of the Company, also provides consulting services to the Company on behalf of her company, B.C. China Business Consulting, Inc. ("BCI"), in connection with the Company's manufacturing in China. The agreement between the Company and BCI provides that BCI will provide such consulting services until March 1, 2008 at an hourly rate as mutually determined and agreed upon by the Company and the Consultant from time to time and an amount equivalent to 1.5% of the net cost of products manufactured in China up to $5,000,000 per year and 1% of net costs exceeding $5,000,000. In consideration for her services to the Company, Ms. Chen received on April 23, 1999 ("the Effective Date") an aggregate amount of (i) 25,000 shares of unregistered Common Stock granted pursuant to the Grant Plan which Ms Chen subsequently returned to the Company and (ii) 25,000 options granted pursuant to the Grant Plan, exercisable at $4.50 per share, and fully vesting on the second anniversary of the Effective Date and terminating on the tenth anniversary of the Effective Date. During the fiscal year ended December 29, 2000, Ms. Chen received 250,000 options granted pursuant to the Grant Plan, exercisable at $5.125 per share, and vesting at increments of 20% annually beginning on the first anniversary date following the grant, and terminating on the tenth anniversary of the effective date. The Company believes that consulting fees paid to Ms. Chen and grants of Common Stock and options are no less favorable to the Company than consideration it would pay to other third party consultants, as the Consultant's consideration was determined through arms' length transaction between the Consultant and the Company at a time when the Consultant was not affiliated in any way with the Company.






                      SECURITY OWNERSHIP OF MANAGEMENT AND

                            CERTAIN BENEFICIAL OWNERS

The following table sets forth as of June 30, 2001 (except as otherwise indicated) certain information regarding the beneficial ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each executive officer of the Company, (iii) each director and Nominee and (iv) all directors and executive officers as a group (10 persons). Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject, to community property laws, where applicable.

                                 Number of Shares               Percentage of
  Name of Beneficial Owner      Beneficially Owned (1)        Common Stock Owned
                                ----------------------        ------------------
  David Kassel                         840,000                       22.5
  Andrew Franzone                      450,000 (1)                   12.1
  Harry Goodman                        420,000 (1)                   11.3
  Steven Sgammato                       10,000 (2)                     .5
  Bao-Wen Chen                          75,000                        2.1
  All directors and
  executives as a group              1,746,665                       48.3

 (1) Includes 100,000 shares owned by wife, of which beneficial ownership is disclaimed.

(2) Includes 10,000 shares owned by wife, of which beneficial ownership is disclaimed.

                      PROPOSAL 2: APPROVAL OF AN AMENDMENT
          TO THE CERTIFICATE OF INCORPORATION, OF THE COMPANY TO CHANGE
                             THE NAME OF THE COMPANY

The Board of Directors of the Company has unanimously approved and directed that there be submitted to stockholders for their approval a proposal to amend the Certificate of Incorporation of the Company to change the Company's name from ChinaB2Bsourcing.com Inc. to International Smart Sourcing, Inc. (the "Name Change Amendment"). To effect such a change, the Company's Certificate of Incorporation will be amended to read in its entirety as follows:

"FIRST: The name of the corporation is International Smart Sourcing, Inc."

The Amendment, if approved by stockholders, will become effective on the date the Name Change Amendment is filed with the Office of the Secretary of State of the State of Delaware. The Company anticipates that the filing to effect the Name Change Amendment will be made as soon after the Annual Meeting as practicable.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NAME CHANGE AMENDMENT.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports provided to the Company and written representations that no other reports were required during, or with respect to, Fiscal 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied.

Independent Public Accountants

The accounting firm of Feldman, Sherb & Co. P.C. served as the Company's independent public accountants during Fiscal years 1999 and 2000, is expected to continue to do so for fiscal year 2001. A representative of Feldman, Sherb & Co. P.C. is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he desires and will be available to respond to appropriate questions.


Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of Common Stock.

Stockholder Proposals

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before January 12, 2002 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2002 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than sixty (60) days prior to the date of such meeting, nor prior to ninety (90) days prior to the date of such meeting, together with all supporting documentation required by the By-laws; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of such meeting is given or made to stockholders, stockholder proposals must be received, together with all required supporting documentation, not later than the close of business on the tenth day following the date on which such notice or public disclosure of the date of the annual meeting is first made.

Other Matters

The Board of Directors does not know of any matters other than those described in this Proxy Statement, which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 29, 2000 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2001, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE
WRITTEN REQUEST OF ANY SUCH PERSON TO ARTHUR MYERS, CHIEF FINANCIAL OFFICER, CHINAB2BSOURCING.COM, INC., 320 BROAD HOLLOW ROAD, FARMINGDALE, NEW YORK 11735.

                            ChinaB2Bsourcing.com Inc.
                              320 Broad Hollow Road
                           Farmingdale, New York 11735

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Andrew Franzone and Arthur Myers, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ChinaB2Bsourcing.com (the "Company"), to be held at Koerner Silberberg & Weiner LLP, 112 Madison Avenue, 3rd Floor, New York, New York on Wednesday, August 15, 2001 at 9:00 a.m., New York time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 2000 Annual Report to Stockholders.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO THE PROPOSALS BELOW, THE UNDERSIGNED'S VOTES WILL BE CAST "FOR" EACH OF SUCH MATTERS. THE UNDERSIGNED'S VOTES WILL BE CAST IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Proposal to elect David Kassel, Andrew Franzone, Harry Goodman, Mitchell Solomon, Bao-Wen Chen and Carl Seldin Koerner as Directors of the Company, each for a one year term to continue until the 2002 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.

                  [  ] FOR ALL              [  ] WITHHELD FROM ALL

                  -----------------------------------------------

                  [  ] WITHHELD AS TO THE NOMINEE NOTED ABOVE


2. Proposal to amend the Company's Certificate of Incorporation to change the Company's name from ChinaB2Bsourcing.com, Inc. to International Smart Sourcing, Inc.


                  [   ] FOR                 [   ] AGAINST     [   ] ABSTAIN

4. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


     Dated: _________________      Signature: __________________________________

                                       Name:  __________________________________

                 Signature (if held jointly): __________________________________

                      Name (if held jointly): __________________________________

     NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title of such.


                                   APPENDIX I

                           CHINAB2BSOURCING.COM, INC.
                             AUDIT COMMITTEE CHARTER

The purpose of the Audit Committee of ChinaB2Bsourcing.com, Inc. (the "Company") is to provide oversight of the financial reporting process, the system of internal controls and the audit process. In addition, the Audit Committee will provide regular reports to the full Board of Directors on an as-needed basis.

The Audit Committee is presently comprised of two directors of the Company: Carl Seldin Koerner and Mitchell Solomon. A Chairman of the Audit Committee has not yet been appointed. The Audit Committee is scheduled to meet no less frequently than three times per fiscal year. Notice of meetings of the Audit Committee will be provided to each of its members not less than five days prior to a scheduled meeting, unless the Chairman of the Audit Committee determines that less notice is necessary.


Roles and Responsibilities of the Audit Committee

     Review the adequacy of the Company's internal control structure;

     Review the activities, organizational structure and qualifications of the internal audit function;

     Review the proposed audit scope and approach of the Company's independent accountants;

     Conduct a review of the financial statements and audit findings, including any suggestions for improvements provided to management by the Company's independent accountants;

     Review the performance of the Company's independent accountants, the independent accountants' accountability to the Board of Directors and the Audit Committee, and the independence of the independent accountants;

     Review  fee   arrangements   between  the   Company  and  its   independent
     accountants;

     Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and consider their impact on the financial statements;

     Review interim financial reports;

     Review any legal matters that could have a significant impact on the Company's financial statements;

     Review the findings of any examinations by regulatory agencies;

     If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist in the Audit Committee's fulfillment of its duty; and

     Perform any other oversight functions as requested by the Board of Directors.